                                                                   EXHIBIT 10.47

                          AMENDMENT TO LOAN AGREEMENT

      This AMENDMENT TO LOAN AGREEMENT ("Amendment"), dated as of September 22, 1999, between MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, with a principal office located at One M&T Plaza, Buffalo, New York 14240 (the "Bank") and CVC PRODUCTS, INC., a Delaware corporation, with a principal office located at 525 Lee Road, Rochester, New York 14606 (the "Borrower").

      WHEREAS, the Bank and the Borrower entered into a certain Loan Agreement, dated as of March 31, 1998, which loan agreement was amended by letter amendments September 30, 1998 and February 19, 1999 (collectively the "Letter Amendments") (collectively, and as amended, restated or replaced from time to time the "Loan Agreement"); and

      WHEREAS, pursuant to the Loan Agreement, the Bank agreed to provide the Borrower with an $8,000,000 term loan (the "Term Loan"), a $10,000,000 discretionary line of credit (the "Prior Line of Credit") and a $2,000,000 loan limit (the "Prior Loan Limit"); and

      WHEREAS, pursuant to the Loan Agreement, the Bank made the Term Loan to the Borrower, and the Borrower has utilized the Prior Line of Credit; and

      WHEREAS, the Prior Loan Limit was terminated by the Bank and the Borrower and was replaced with equipment lease financing; and

      WHEREAS, the Borrower has asked the Bank to increase the amount available under the Prior Line of Credit, to provide letters of credit, to modify the Borrowing Base (as defined in the Loan Agreement) and to establish a new loan limit in the amount of $3,000,000, and to make additional modifications to the Loan Agreement; and

      WHEREAS, the Bank is willing to make the above-referenced modifications pursuant to the terms and conditions hereof.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties agree to amend the Loan Agreement as follows:

      1. All capitalized terms used in this Amendment shall have the definitions provided in the Loan Agreement, except as otherwise defined herein.

      2. The Schedules of Permitted Liens, Permitted Investments, Permitted Indebtedness and Subsidiaries and Affiliates are hereby deleted in full and replaced with the following:
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Schedule of Permitted Liens

      1. Landlord Liens that are not superior to the Bank's security interests.

      2. Purchase money liens in an aggregate total amount not to exceed $1,000,000 provided that such liens secure no more than 100% of the lesser of the fair market value or cost of the property purchased.

Schedule of Permitted Investments

      1. Corporate bonds in an aggregate of no more than $1 million per issuance outstanding at any time issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investor Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's.

      2. Publicly traded equities.

      3. Investments in entities controlled, directly or indirectly, by Parent.

Schedule of Permitted Indebtedness

      1. Debt to Bank.

      2. Debt secured by Permitted Liens.

      3. Debt to Real Lease, Inc. for equipment purchased or leased from NORESCO in the principal amount of $25,000.

      4. Additional indebtedness provided that no such single additional debt exceeds $100,000.00 and the aggregate amount of such additional debt does not exceed $250,000.00.

Schedule of Subsidiaries and Affiliates

      1.    Seagate Technology (Affiliate)
      2.    Nikko Tecno Co., Inc. (Affiliate)
      3.    CVC, Inc.
      4.    Commonwealth Scientific Corporation (Affiliate)
      5.    CVC Process Solutions, Inc. (Affiliate)


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      3. Section b. in Insert 1 of the Rider to Loan Agreement, dated March 31,
1998, (as amended, restated or replaced from time to time the "Rider") between Bank and Borrower is hereby deleted in full and replaced with the following:

            b. $15,000,000.00 Line of Credit.

                  (i) Subject to the terms and conditions of this Agreement, Bank shall establish on September 22, 1999 (the "Amended Effective Date") for the benefit of Borrower a discretionary line of credit ("Line of Credit") in the maximum principal amount equal to the lesser of Fifteen Million Dollars ($15,000,000.00) or the then existing Borrowing Base (the "Maximum Credit"). Borrowing Base is defined below. Loans under the Line of Credit are discretionary with Bank and conditioned upon prior approval by Bank.

                  (ii) The fact that a particular loan request pursuant to the Line of Credit is disapproved by Bank shall have no effect on the Line of Credit, nor on Borrower's rights to make future requests for loans under the Line of Credit, nor on Borrower's obligation to pay the 1999 Grid Note (defined below) and any other indebtedness of Borrower to Bank in full. Provided that Bank gives approval to the requested borrowing, Borrower may borrow, repay and reborrow under the Line of Credit, so long as the unpaid principal balance of the 1999 Grid Note does not exceed the Maximum Credit.

                  (iii) Requests for a loan under the Line of Credit may be oral (in person or by telephone) or in writing from an authorized person named in the 1999 Grid Note ("Authorized Person"), shall be made at least two (2) business days before any LIBOR Rate Loan, and shall specify a date on which funds are requested to be made available, which date shall be a business day in New York State, the amount to be borrowed, the type of loan and, if a LIBOR Rate Loan, the applicable Interest Period. No more than eight (8) LIBOR Rate Loans may be outstanding at one time. Borrower will be bound by such instructions. Borrower hereby indemnifies and holds Bank harmless from any liability (including Bank's reasonable attorneys' fees) which may arise as a result of Bank's reliance on telephone requests for borrowing and/or prepayment instructions from any person identifying himself as an Authorized Person. Each Prime Loan shall be in the minimum principal amount of $100,000.00 or a $10,000 integral multiple thereof, and each LIBOR Rate Loan shall be in the minimum principal amount of $500,000.00 or a $100,000 integral multiple thereof, except for a borrowing in a lesser amount equal to the unused portion of the Maximum Credit, which must be a Prime Loan.

                  (iv) Each loan made by the Bank to Borrower under the Line of Credit ("Approved Loan") shall be processed by debiting the Line of Credit and crediting Borrower's checking account with Bank for the amount of the Approved Loan or by forwarding or applying the Approved Loan proceeds as otherwise agreed by Bank and Borrower. The Approved Loan shall be deemed made immediately upon the crediting of the Approved Loan proceeds to Borrower's checking account with Bank or forwarding or applying the Approved Loan proceeds as otherwise agreed by Bank and Borrower.

                  (v) Each Approved Loan is payable on demand and shall be evidenced by an Amended and Restated Standard LIBOR Grid Note (with blanks appropriately completed) (the "1999 Grid Note"), which Borrower shall execute and deliver to Bank on the Amended Effective Date. The 1999 Grid Note shall be in the form of Exhibit A attached to the Amendment, with blanks appropriately completed.

                  (vi) Conversions and Contributions -- The Borrower shall have the right to convert Approved Loans of one type (i.e., Prime Loans or LIBOR Rate Loans) into Approved Loans of another type, or continue Approved Loans of the same type, pursuant to the terms of the 1999 Grid Note.

                  (vii) All outstanding amounts under the Line of Credit, (except as specifically provided in the 1999 Grid Note), shall bear interest until paid in full (A) for Prime Loans, at the Prime Rate and (B) for LIBOR Rate Loans, at the LIBOR Rate. Interest shall be calculated based on actual days elapsed divided by a year of three hundred sixty (360) days. Changes in the rate of interest applicable to the 1999 Grid Note shall become effective automatically and without notice at the time of changes in the Prime Rate.

                  (viii) Payments of all accrued interest under the 1999 Grid Note shall be made, in the case of Prime Loans, on the first day of each month commencing the first month after the Prime Loan is made and, in the case of LIBOR Rate Loans, on the last day of the applicable Interest Period, except if a LIBOR Rate Loan has a six (6) month Interest Period, interest shall be paid on the three (3) month anniversary of such LIBOR Rate Loan and on the last day of the Interest Period, unless payment of the 1999 Grid Note is sooner demanded by Bank, in which case all accrued interest shall be immediately due and payable in full. Principal outstanding pursuant to the 1999 Grid Note shall be due and payable in full at any time upon demand by Bank. In the event Borrower becomes aware, or receives notice (oral or written) from Bank, that principal amounts outstanding under the Line of Credit exceed the Maximum Credit at any time, Borrower promptly shall make a principal payment to Bank sufficient to reduce outstanding principal amounts to the Maximum Credit without the necessity of a demand by Bank.

                  (ix) LIBOR Rate Loans -- Additional provisions regarding LIBOR Rate Loans are contained in the 1999 Grid Note.

                  (x) As used in this Agreement, the following definitions shall apply:

                        "Accounts" means all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or any Guarantor or in which Borrower or any Guarantor now has or hereafter acquires any interest.

                        "Amendment" means the Amendment to Loan Agreement dated September 22, 1999 between Bank and Borrower.

                        "Borrowing Base" means, on any date, (a) the sum of (i) eighty percent (80%) of Eligible Accounts and (ii) forty percent (40%) of Eligible Inventory, plus (b) forty percent (40%) of the net depreciated value of Borrower's demonstration inventory and equipment less (c) (i) the unpaid principal amount outstanding under the 1998 Term Note, (ii) the outstanding stated amount of all outstanding letters of credit which were issued by the Bank (after approval by the Bank) for the account of Borrower or Parent and that are outstanding and (iii) any deposits or advances from customers to the extent such customers are account debtors with respect to any Eligible Accounts. For purposes of this calculation, Eligible Accounts and Eligible Inventory shall be as set forth in the most recent Borrowing Base Certificate delivered to Bank.

                        "Commonwealth" means Commonwealth Scientific
Corporation, a Virginia corporation with a principal office at 500 Pendleton Street, Arlington, Virginia 22314.

                        "Cost of Funds" shall mean the most recent yield on United States Treasury Obligations adjusted to a constant maturity of the number of years equal to the term of the applicable Loan Limit Note in effect two (2) business days prior to the date of the Loan Limit Note as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15(519), or by such other quoting service, index or commonly available source utilized by the Bank, plus the "ask" side of the number of years equal to the term of the applicable Loan Limit Note swap spread in effect two (2) business days prior to the date of the Loan Limit Note as set forth in Bloomberg, L.P. or by such other quoting service, index or commonly available data source utilized by the Bank.

                        "Eligible Accounts" means an Account arising in the ordinary course of Borrower's or any Guarantor's business from the sale of goods or rendition of services, provided that it meets the following requirements:

                              (a) The Account is an Account that has been in existence for 90 days or less and is payable by its terms in no more than 30 days from the invoice date except that the portion of the Account related to installation of tools shall be in existence no more than 180 days from the date of shipment,

                              (b) The Account arose (i) from the performance of services by Borrower or any Guarantor that have been fully and satisfactorily performed or (ii) from the absolute sale of goods by Borrower or any Guarantor in which Borrower or

                                    Commonwealth had the sole and complete
                                    ownership and that have been shipped or
                                    delivered to and finally accepted without dispute by the account debtor without return, rejection, loss or damage and to which Borrower or any Guarantor or the Bank has possession of a shipping or delivery receipt;

                              (c) The Account is a legal, valid and binding obligation of the account debtor and is not subject to any offset, counterclaim, defense, credit, allowance or adjustment except a discount for prompt payment, or to any dispute, objection or complaint by the Account Debtor concerning his, her or its liability on the Account;

                              (d) The Account arose in the ordinary course of Borrower's or any Guarantor's business and no notice of bankruptcy, insolvency, failure, suspension or termination of business or financial embarrassment of the Account Debtor has been received by Borrower or any Guarantor or the Bank;

                              (e)   The account debtor is not an affiliate
                                    (defined below) of Borrower or any Guarantor
                                    (other than Seagate Technology or Nikko
                                    Tecno Co., Inc.) or a supplier (or an
                                    affiliate of a supplier) of goods or
                                    services to Borrower or any Guarantor;

                              (f) The Account is not an employee accounts receivable, bill and hold accounts receivable (i.e., accounts relating to goods not yet shipped but invoiced), uncollectible accounts receivable, accounts receivable arising from progressive billings (i.e., accounts receivable from billings for work performed on a partially completed contract), accounts receivable arising from guaranteed sales with buy back provisions (i.e., sales in which the Borrower or any Guarantor is obligated to repurchase inventory or merchandise sold to customers), accounts receivable from the United States of America or agency or department thereof (unless assignment


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

                                    and notice thereof is effected in accordance with the Assignment of Claims Act);

                              (g) The full amount reflected on Borrower's or any Guarantor's records and on any invoice delivered to the Bank relating to the Account is owing to Borrower or such Guarantor and no partial prepayments thereon have been made;

                              (h)   Each representation and warranty with
                                    respect to the Account made by Borrower or any Guarantor to the Bank in any security agreement executed by Borrower or any Guarantor is true and complete;

                              (i) The Account is subject to the perfected first priority security interest of the Bank and to no other security interest, lien, assignment or encumbrance of any kind; and

                              (j) The Bank has not notified Borrower that the Account or the account debtor, in the Bank's reasonable judgment, is unsatisfactory.

                        "Eligible Inventory" means all first quality inventories of finished products, work-in-process inventory and raw materials owned by the Borrower or Commonwealth, valued at the lower of cost (on a FIFO basis) or market, minus all perishable or non-saleable inventories and such reserves as Borrower or Commonwealth has historically established, including, but not limited to, (a) shrinkage reserves, (b) markdown reserves, and (c) reserves which restore standard costs to actual costs. Neither so-called mold inventories or inventories on consignment, (except that with respect to consignments, Eligible Inventory shall include inventory shipped to customers at sites located in the United States for evaluation by the customer, provided that no more than 75 days elapse from the date of shipment and further provided that the aggregate value of such Eligible Inventory on consignment does not exceed $2,500,000.00), are Eligible Inventories and all such inventories shall be excluded from the calculation thereof. Eligible Inventories must arise from the Borrower's or Commonwealth's ordinary course of business as it exists on the date of this Amendment, must at all times be subject to the perfected, first priority security interest of Bank and no other lien, must be located on Borrower's or Commonwealth's premises within the United States (which are covered by a landlord/mortgagee waiver acceptable to the Bank), must conform in all respects to warranties contained in this Amendment and all security or other related agreements and documents, and must not be subject to a licensing agreement with third parties unless Bank shall have received consents or acknowledgements or other assurances satisfactory to the Bank from such third parties as may be deemed necessary or desirable to facilitate Bank's realization upon such inventory. Any inventory subject to an Eligible Account shall also not constitute Eligible Inventory. The calculation of Eligible Inventory must be satisfactory to the Bank in its reasonable discretion.

                        "Eurocurrency Reserve Rate" means, for any LIBOR Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period (or any part thereof) under Regulation D by the Bank against "Eurocurrency Liabilities" (as such term is used in Regulation D), but without the benefit or credit of proration, exemptions or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Rate shall reflect any other reserves required to be maintained by the Bank against any category of liabilities that includes deposits by reference to which the LIBOR Rate for LIBOR Rate Loans is determined, or any category of extension or credit or other assets that include LIBOR Rate Loans.

                        "Fixed Rate" shall mean 1.85% above the Cost of Funds.

                        "Fixed Rate Loan" means a loan bearing interest at the Fixed Rate.

                        "Interest Period" means, with respect to any LIBOR Rate Loan, each period commencing on the date such LIBOR Rate Loan is made or converted from a Prime Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select, except that each Interest Period which commences on the last business day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last business day of the appropriate subsequent calendar month.

                        Notwithstanding the foregoing, (i) each Interest Period that would otherwise end on a day which is not a business day, shall end on the next succeeding business day (or, if such next succeeding business day falls in the next succeeding calendar month, on the next preceding business day); and
(ii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month without Bank's consent and, if the Interest Period for any LIBOR Rate Loan would otherwise be a shorter period, such LIBOR Rate Loan shall not be available hereunder for such period.

                        "Letters of Credit" shall mean the Letters of Credit described in Section b.(xiv) of Insert 1 of this Rider.

                        "Letters of Credit Obligations" means all obligations of the Borrower to reimburse the Bank for all amounts drawn under the Letters of Credit pursuant to the Reimbursement Agreement (as defined below).


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

                        "LIBOR Base Rate" means, with respect to any Interest Period for a LIBOR Rate Loan, the rate per annum equal to the quotient obtained by dividing (and rounded upward to the nearest 1/100 of 1%) (i) LIBOR (as determined below) on a date two Business Days prior to the beginning of an Interest Period ("Interest Setting Date"), at which deposits in United States Dollars for a period and in an amount, comparable to the Interest Period and the principal amount of the LIBOR Rate Loan are offered to prime banks in the London Interbank market at 11:00 a.m. (London time) on that day ("Reference Bank") by
(ii) a percentage equal to 100% minus the Eurocurrency Reserve Rate. LIBOR shall be determined by the Bank on the Interest Setting Date from Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if such page or such service ceases to display such information, from such other service or method as Bank may select.

                        "LIBOR Rate" means for a loan under the Line of Credit, the LIBOR Base Rate plus two and one quarter percent (2.25%), and for a loan under the Loan Limit, the LIBOR Base Rate plus two and one-half percent (2.5%).

                        "LIBOR Rate Loan" means a loan bearing interest at the LIBOR Rate.

                        "Prime Loan" means any loan under this Agreement bearing interest at the Prime Rate.

                        "Prime Rate" shall mean the rate of interest designated by the Bank as its prime rate from time to time as a guide for establishing lending rates to customers, irrespective of the actual rate charged to any specific customer with respect to any specific transaction.

                  (xi) Borrower also will submit to Bank within thirty (30) days after the end of each calendar month a Borrowing Base Certificate reporting on the Borrowing Base as of the end of the previous month together with all supporting documentation requested by Bank and a monthly backlog report. Each Borrowing Base Certificate shall be in form satisfactory to the Bank and certified to Bank by Borrower's Chief Financial Officer. Borrower will also, within forty-five (45) days of the end of each of its first three fiscal quarters, provide Bank with a certificate executed by its Chief Financial Officer, stating that he has read this Amendment, knows its contents and that to his knowledge, Borrower is in compliance with all financial covenants contained in this Amendment, and no Event of Default has occurred under this Amendment, and no conditions exists, which, with notice, lapse of time or both, would constitute an Event of Default under this Amendment. The certificate shall also show the computations required to establish Borrower's compliance with each financial covenant during the period covered by the certificate. Borrower shall also provide Bank with such additional financial and other information as Bank shall reasonably, from time to time, request.

                  (xii) Bank may perform full field audits of Borrower's accounts receivable and inventories during normal business hours at Borrower's expense once a

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year. Bank reserves the right, in its sole discretion and at its own expense, to perform field audits of Borrower's accounts receivable and inventories more than once per year. Notwithstanding the foregoing, during the continuance of an Event of Default, the Bank may perform an unlimited amount of full field audits at Borrower's expense.

                  (xiii) The Line of Credit will terminate on the demand by Bank of amounts outstanding under the 1999 Grid Note. Bank may also terminate Borrower's right to make requests for loans under the Line of Credit at any time by giving Borrower written notice of termination without making a demand for payment of the 1999 Grid Note. The giving of such notice by Bank shall not effect Bank's rights under this Amendment or under the 1999 Grid Note or under any other agreement, instrument or document made by Borrower with or in favor of Bank, nor on Borrower's obligation to pay the 1999 Grid Note in full according to its terms.

                  (xiv) Subject to the terms and conditions of this Agreement and provided the Borrower complies with all application requirements of the Bank for issuing letters of credit, the Borrower may request that the Bank make standby letters of credit available for the account of the Borrower; provided that (a) the Borrower shall not request that the Bank issue any Letter of Credit, if, after giving effect to such issuance, the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of the 1999 Grid Note would exceed the Maximum Credit; and (b) the Borrower shall not request that the Bank issue any Letter of Credit, and the Bank will not issue any letter of credit if after giving effect to such issuance, the aggregate Letter of Credit Obligations would exceed $1,000,000.

                        The Borrower will pay to the Bank letter of credit fees on the date of issuance of the Letters of Credit and on each anniversary date thereafter if the Letters of Credit are renewed, equal to one and one-quarter percent (1 1/4%) of the aggregate face amount of all outstanding Letter of Credit, or such other amount as may be customarily charged by the Bank. In addition, Borrower shall pay to the Bank all other fees customarily charged by the Bank in connection with the issuance of the Letters of Credit.

                        Prior to issuance of any Letters of Credit hereunder, the Borrower will execute a Letter of Credit Reimbursement Agreement (the "Reimbursement Agreement") substantially in the form of Exhibit B attached to the Amendment that is satisfactory to the Bank, documenting its Obligations with respect to the Letters of Credit. To the extent of any conflict between the terms of this Amendment and the Reimbursement Agreement or any letter of credit application, the terms of this Amendment shall control.

      4. Paragraph c. in Insert 1 of the Rider is hereby deleted in full and replaced with the following:

            c. $3,000,000.00 Loan Limit.

                  (i) Subject to the terms and conditions of this Agreement, the Bank hereby establishes for the benefit of the Borrower a discretionary offering basis loan limit ("Loan Limit") in the maximum principal amount outstanding at any one time of Three Million Dollars ($3,000,000.00). Loans under the Loan Limit shall be either Prime Loans, LIBOR Rate Loans or Fixed Rate Loans. Prime Loans shall be in the minimum principal amount of $100,000, or a $10,000 integral multiple thereof, and LIBOR Rate Loans and Fixed Rate Loans shall be in the minimum principal amount of $500,000, or a $100,000 integral multiple thereof. Under the Loan Limit, an authorized officer of the Bank, in his sole discretion, may make advances to Borrower under the Loan Limit on the terms specified below. Borrower acknowledges that such officer may refuse to make any advances under the Loan Limit to Borrower for any reason, or for no reason whatsoever.

                  (ii) Provided that all of the conditions for advances contained herein are satisfied, including approval of a requested advance, advances under the Loan Limit will be made from time to time at the request of the Borrower by credits to the Borrower's accounts at the Bank.

                  (iii) Unless extended by the Bank in writing in its sole discretion, the Loan Limit will be available until terminated by Bank upon written notice to the Borrower. Borrower acknowledges that Bank may terminate the Loan Limit at any time in its sole discretion.

                  (iv) With each advance under the Loan Limit, the Borrower shall execute a term note evidencing such indebtedness to the Bank (each such note, a "Loan Limit Note"). Each Loan Limit Note shall be in substantially the form of Exhibit C-1 attached to the Amendment if a Fixed Rate Loan and Exhibit C-2 attached to the Amendment if a Prime Loan or LIBOR Rate Loan. Each such note shall be dated the date the Borrower executes the note, be payable to the order of Bank, be in the principal amount of the advance and provide for interest accruing, prior to an Event of Default, at a rate equal to (1) the Prime Rate,
(2) the Fixed Rate or (3) the LIBOR Rate. Each Loan Limit Note shall further provide that, unless sooner accelerated, the original principal amount evidenced thereby shall be repayable in such number of months as may be selected by Bank which shall not be less than thirty-six (36) months nor more than sixty (60) months. Accrued interest under each Loan Limit Note shall be due on the first day of each calendar month for a Prime Loan or Fixed Rate Loan, and on the last day of the Applicable Interest Period for a LIBOR Rate Loan, except if a LIBOR Rate Loan has a six (6) month Interest Period, interest shall be paid on the three (3) month anniversary of such LIBOR Rate Loan and on the last day of the Interest Period, with the first interest payment due on the first day of the first month following the date on which the note is executed and continuing thereafter until the note is paid in full. All remaining principal and accrued interest shall be due and payable in full on the Loan Limit Note's maturity date. No more than five (5) LIBOR Rate Loans may be outstanding at any one time.

                  (v) The Borrower shall have the right to convert approved loans of one type (i.e., Prime Loans or LIBOR Rate Loans, but not Fixed Rate Loans) into approved loans of another type (but not Fixed Rate Loans), or continue approved loans of the same type, pursuant to the terms of the Loan Limit Note.

      5. (a) The proceeds of the Approved Loan under the Line of Credit made by Bank to Borrower on the Closing Date $8,608,000 shall be used by Borrower only for the purposes set forth in the Application of Proceeds executed by Borrower on the Closing Date. The proceeds of all other Approved Loans made under the Line of Credit shall be used only for Borrower's working capital purposes and Letters of Credit.

            (b) The proceeds of all advances under the Loan Limit shall only be used for purchases of equipment. Borrower shall provide Bank with a copy of the purchase orders and paid invoices for the equipment purchased. In no event shall any advance under the Loan Limit (or any other borrowing by Borrower) fund more than one hundred percent (100%) of the lesser of the cost or the fair market value of the equipment for which an advance is requested.

      6. The representations and warranties in a, b, c, f and k of Insert 5 of the Rider are hereby deleted in full and replaced with the following:

            a. Financial Statements. All financial statements furnished by Borrower to Bank (including, without limitation, the consolidated balance sheets as of June 30, 1999 and September 30, 1998 of Parent and the related consolidated statements of operations, shareholders' equity and cash flows for the nine (9) and twelve (12) months then ended, respectively, are complete and correct, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods indicated and fairly present the financial condition of the Borrower, as of the respective dates thereof and the results of Borrower's operations and cash flow for the respective periods covered thereby. Since June 30, 1999, there has been no material adverse change in the condition, financial or otherwise, of the Borrower.

            b. Registration Statement. Borrower has provided Bank with a true and complete copy of the Amendment No. 3 to Registration Statement (File No. 356-33821) filed by Parent with the Securities and Exchange Commission on September 10, 1999, and such Registration Statement (including the prospectus contained therein) does not, and in the future neither the Registration Statement nor any supplement nor amendment thereto, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary to make the statement therein not misleading (and in the case of the prospectus, not misleading in light of the circumstances under which they were made).

            c. Subsidiaries and Affiliates. The Borrower is a wholly-owned subsidiary of the Parent and neither Borrower nor Parent has any subsidiaries or affiliates, except those listed in the attached "Schedule of Permitted Subsidiaries and Affiliates".

Parent's sole assets are the capital stock of Borrower, Commonwealth and CVC Process Solutions, Inc. Borrower is not a party to any material transaction with any affiliate except for transactions which are in the ordinary course of business and upon fair and reasonable terms not materially less favorable than Borrower could obtain or become entitled to in an arm's length transaction with an entity that is not an affiliate.

            As used herein, the following definitions apply:

                  "affiliates" means any entity which directly or indirectly, or through one or more intermediaries, controls or is controlled by or is under common control with Parent, Borrower or any subsidiary of Parent or Borrower.

                  "control", "controlled by" or "under common control" means, but is not limited to, the beneficial ownership (as defined in Rule 13(d) promulgated by the Securities Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) of ten percent (10%) or more of the outstanding shares of capital stock of any corporation having voting power for the election of directors (whether or not at the same time stock of any other class or classes has or might have voting power by reason of the happening of any contingency) or ten percent (10%) or more of any equity interest in any non-corporate entity, or any other interest through which the power to direct the management or policies of a person may be exercised.

            f. Existing Indebtedness. Except as disclosed in the attached "Schedule of Permitted Indebtedness," neither Parent nor Borrower has any outstanding indebtedness or contingent liabilities (including, without limitation, "off-balance sheet" liabilities) other than those liabilities disclosed in the Borrower's balance sheet, dated as of June 30, 1999, and wages, salary, trade payables and operating leases incurred in the ordinary course of business since such date. Without limiting the foregoing, neither Parent nor Borrower is an account party with respect to any letters of credit other than those issued by Bank. Borrower shall not, without Bank's prior written consent, modify the terms of any of its existing long-term debt or make any principal payments on any long-term debt (other than debt to Bank) at any time for any reason (whether before or after maturity hereof).

            k. Except as specified in Recordation Form Cover Sheet on Form PTO 1595, provided to Bank by Borrower on or about September 22, 1999, Borrower has no patents issued by the U.S. Patents and Trademark Office ("PTO"), nor has Borrower filed any other applications for patents with the PTO.

      7. The definition of Existing Bank Documents in subparagraph (j) of Insert 5 of the Rider is hereby amended by adding to such definition the following:

            (xvi) Master Lease Agreement, dated April 7, 1998, executed by Borrower in favor of M&T Financial Corporation and Schedules Nos. 1, 2 and 3 thereto.

      8. The Tangible Net Worth, Total Liabilities to Tangible Net Worth, Cash Flow Ratio, Backlog and Maximum Negative Net Income financial covenants contained in Insert No. 6 of the Rider are hereby deleted in full and replaced with the following and the Capital Expenditure covenant contained in Insert No. 6 is deleted:

            b. Tangible Net Worth. Borrower shall not at any time have a Tangible Net Worth of less than $29,000,000, as of the end of any fiscal quarter, or a Tangible Net Worth which is less than ninety-five percent 95% of Borrower's Tangible Net Worth as of the end of the immediately preceding fiscal year.

            c. Total Liabilities to Tangible Net Worth. Borrower shall not at any time have a ratio of Total Liabilities to Tangible Net Worth of more than 2.5:1.0 at any time; provided, however, if at any time Parent closes on a public offering of its common or other capital stock, it shall not have at any time as of and after such closing Total Liabilities to Tangible Net Worth of more than
1.5 to 1.0.

            d. Cash Flow Ratio. Borrower shall not have a Cash Flow Ratio of less than 3.0 to 1.0 as of the end of any fiscal quarter.

            e. Backlog. Borrower shall not have confirmed orders from customers which will result in aggregate net sales to Borrower during the succeeding twelve (12) months following the measurement date of less than $10,000,000.00.

            f. Maximum Negative Net Income. Borrower shall not (i) for any fiscal quarter after the date hereof have Net Income of less than negative $500,000.00 and (ii) have Net Income of less than zero ($0) for any two consecutive fiscal quarters

            The definition of Cash Flow Ratio in Insert 6 of the Rider is deleted and replaced with the following:

            "Cash Flow Ratio" means, as of the end of any fiscal quarter (a) the sum (without duplication) for the four fiscal quarters then ended ("Measurement Period") of (i) Net Income and (ii) depreciation and amortization (to the extent deducted in determining Net Income) for such period, divided by (b) the sum of
(1) current maturities of Borrower's long-term debt due during the twelve (12) months immediately following the Measurement Period and (2) distributions, dividends and amounts paid or accrued for the repurchase of stock by the Borrower during the Measurement Period.

            In determining Cash Flow Ratio for the four fiscal quarters commencing with September 30, 1999 through the fiscal quarter ending March 30, 2000, Net Income shall not include the in-process research and development charge of $1,174,000 reflected in the June 30, 1999 financial statements.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with Borrower's consolidated financial statements as of and for the twelve (12) months period ended September 30, 1998.

      9. The first paragraph and the last paragraph of Insert No. 9 of the Rider are hereby deleted and replaced with the following:

            As used in this Agreement, (i) any amount due under this Agreement includes, without limitation, any principal, interest, fees or expenses due under the 1998 Term Note, the 1999 Grid Note and/or the Loan Limit or any of the Existing Bank Documents; (ii) "any agreement with the Bank" includes any agreement, note or instrument with the Bank, M&T Real Estate or any Bank affiliate (which includes, without limitation, this Amendment, the 1998 Term Note, the 1999 Grid Note and the Existing Bank Documents); (iii) "accelerated" or "acceleration" means indebtedness that becomes due at maturity, by notice after the occurrence of an event of default or which becomes due as a result of a demand.

            Notwithstanding the foregoing, the Bank shall be entitled to demand and receive payment in full at any time of all outstanding and unpaid principal under the 1999 Grid Note and all accrued interest thereon as well as all fees and expenses due hereunder and such right to demand payment shall not be altered, modified or abridged in any way as a result of anything herein (including any covenants or Events of Default) or anything in any related documents, including the Existing Bank Documents.

      10. The definition of Guarantor, Note and Loan Documents in Insert No. 10 of the Rider are hereby deleted and replaced with the following:

            b. The term "Guarantor" means any Entity (including Parent and Commonwealth Scientific Corporation and CVC Process Solutions, Inc.) which guaranties to Bank payment of the Indebtedness of any part thereof.

            d. The term "Loan Documents" means any and all Notes and other agreements executed at any time by any Entity in connection with this Agreement or the Amendment. The Existing Bank Documents shall also be deemed Loan Documents under this Agreement.

            e. The term "Note" means any promissory note, or other instrument, executed by Borrower in favor of Bank at any time, whether under this Agreement or otherwise, including, but not limited to, the 1998 Term Note, the 1999 Grid Note, all Loan Limit Notes, and the $3,000,000.00 Term Note dated September 30, 1996, executed by Borrower in favor of Bank.

      11. Paragraph 13 in Insert 11 of the Rider is hereby deleted in full.

      12. The Bank's execution of this Amendment and its right to approve advances under the Line of Credit and the Loan Limit are subject to the fulfillment of each of the following conditions to Bank's satisfaction:

            a. The representations and warranties in the Loan Agreement, the Loan Documents, this Amendment and all other related documents shall be true and correct;

            b. No event shall have occurred that constitutes an Event of Default, or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default;

            c. Bank shall have received the following agreements, notes, instruments, certificates and opinions, each of which shall be satisfactory to Bank in form and substance:

                  (i) A complete Officers' Certificate from the Borrower and each Guarantor containing the following;

                        1. Resolutions duly adopted by Borrower's and Guarantor's Board of Directors authorizing the execution, delivery and performance of this Amendment and each of the other documents to be executed by such party in connection herewith and all of the transactions contemplated thereunder and hereunder;

                        2. An Incumbency Certificate for each of Borrower's and Guarantor's officers;

                        3. A copy of the Certificate of Incorporation and By-Laws of Borrower and each Guarantor and any amendments to either to date; and

                        4. A Certificate of Good Standing or similar subsistence certificate in the Borrower's and Guarantor's respective state of incorporation and each state in which the Borrower and Guarantors are qualified to do business.

                  (ii) A complete Perfection Certificate from the Borrower and each Guarantor in the form provided by Bank executed by an officer of each such entity;

                  (iii) The 1999 Grid Note duly executed by Borrower;

                  (iv) A Continuing Guaranty of all obligations, whenever arising, of Borrower and Parent to Bank executed by Commonwealth ("Commonwealth Guaranty") and by CVC Process Solutions, Inc. in the form of the New Guaranties. In addition, Commonwealth and CVC Process Solutions, Inc. shall execute a General Security Agreement in favor of Bank, which shall be in the form of the New Security Agreements;

                  (v) Borrower and Parent shall reaffirm their obligations under the Loan Agreement, 1998 Term Note, New Guaranties, New Security Agreements, the Existing Bank Documents and other Loan Documents pursuant to an Acknowledgement and Agreement in form and content acceptable to the Bank;

                  (vi) An Amended and Restated Patent Collateral Assignment and Security Agreement in the form of Exhibit F attached to the Loan Agreement, duly executed by Borrower and Parent;

                  (vii) A Patent Collateral Assignment and Security Agreement and a Trademark Collateral Assignment and Security Agreement executed by Commonwealth.

                  (viii) An opinion letter from Nixon Peabody, LLP, counsel for Borrower and Guarantors in form and content acceptable to the Bank and its counsel;

                  (ix) The Bank shall have received a Landlord/Mortgagee Waiver Agreement in form acceptable to Bank from each landlord and each mortgagee of any real property on which Borrower or Guarantors conduct any of their business;

                  (x) The Bank shall have received UCC, judgment, tax, franchise tax and bankruptcy searches in the States of New York, Delaware, Virginia, California, Minnesota and Texas and such counties and other filing offices as may be identified by Bank with respect to the Borrower and Guarantors.

                  (xi) The Bank shall have received patent and trademark searches against the Borrower and Commonwealth.

            d. There shall have occurred no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of Borrower and Guarantors since June 30, 1999.

            e. There shall exist no litigation pending or threatened in any court or before any court or other governmental authority that (a) could reasonably be expected to (i) have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower or Guarantors or affect the ability of Borrower or Guarantors to perform their obligations under this Amendment, the Loan Agreement or any of the Loan Documents.

            f. The Borrower shall have paid the Bank all fees and expenses due hereunder, including all fees and expenses (including reasonable attorneys' fees and disbursements) incurred by Bank in connection with the preparation, negotiations and execution of this Amendment and all related agreements, instruments and documents.

            g. All of the information provided by or on behalf of Borrower and Guarantors to Bank prior to its letter, dated September 2, 1999, to Borrower (the "Pre-Letter

Information") shall be true and correct in all material aspects, and no development or change shall have occurred, and no additional information shall have come to the attention of the Bank that (i) has resulted in or could reasonable be expected to result in a change in, or deviation from, the Pre-Letter Information or (ii) has had or could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower or Guarantors.

            In addition to the foregoing conditions precedent, all legal details in connection with this Amendment and all documents executed in connection herewith shall have met with the approval of Woods, Oviatt, Gilman, Sturman & Clarke LLP, counsel for Bank.

      13. Borrower represents and warrants to Bank and acknowledges to Bank as follows:

            (a) The Loan Agreement and Loan Documents executed at any time by Borrower and/or by any other Person are and remain in full force and effect, constitute the valid and binding obligation of the Person who executed it and are enforceable by Bank against each Person who executed it without offset against or defense thereto of any nature or kind.

            (b) All representations and warranties made by Borrower to Bank in the Loan Agreement and the Loan Documents are true and accurate in all respects.

            (c) Borrower has fully complied with all affirmative, negative and financial covenants contained in the Loan Agreement and the Loan Documents.

            (d) No Event of Default has occurred under the Loan Agreement, and no condition exists, which, with notice, lapse of time or both, would cause or constitute an Event of Default under the Loan Agreement.

      14. The Borrower further represents and warrants to the Bank that statements concerning year 2000 remediation efforts being undertaken by the Borrower set forth in Amendment No. 3 to the Registration Statement (file #356-33821) filed by Parent with the Securities and Exchange Commission on September 10, 1999 are true and accurate.

      15. The Letter Amendments are hereby terminated and of no force and effect.

      16. This Amendment is governed by New York law and may not be amended or terminated orally. Any litigation involving the Loan Agreement and/or any Loan Document and/or this Amendment shall, at Bank's sole option, be tried only in a court located in Monroe County, New York. BORROWER AND BANK WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTIONS INVOLVING THE LOAN AGREEMENT AND/OR ANY LOAN DOCUMENT AND/OR THIS AMENDMENT. No other person or entity is a third party beneficiary of this jury trial waiver.

      IN WITNESS WHEREOF, Borrower and Bank have executed this Amendment to Loan Agreement effective as of September 22, 1999.

                                        CVC PRODUCTS, INC.

                                        By: /s/ Emilio 0. DiCataldo
                                            ------------------------------------
                                        Name:  Emilio 0. DiCataldo
                                        Title: Senior Vice President and CFO


                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY

                                        By: /s/ William Holston
                                            ------------------------------------
                                        Name:  William Holston
                                        Title: Vice President

                                LIST OF EXHIBITS

            Exhibit A   -     Amended and Restated Standard LIBOR Grid Note
            Exhibit B   -     Reimbursement Agreement
            Exhibit C-1 -     Loan Limit Note (Fixed Rate Loan)
            Exhibit C-2 -     Loan Limit Note (Prime Loan or LIBOR Rate Loan)

                                                                     "EXHIBIT A"

                              AMENDED AND RESTATED

                            STANDARD LIBOR GRID NOTE

Buffalo, New York              September 22, 1999                 $15,000,000.00

BORROWER: CVC PRODUCTS, INC.

a(n) |_| individual(s) |_| partnership |X| corporation |_| ___________ organized under the laws of Delaware

Address of residence/chief executive office: 525 Lee Road, Rochester, New York

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M & T Plaza, Buffalo, NY 14240.
      Attention: Office of General Counsel

1. DEFINITIONS. Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

      a. "Authorized Person" shall mean, each individually, Christine Whitman or Emilio DiCataldo. Mention of the Authorized Person's name is for reference purposes only and the Bank may rely on a person's title to ascertain whether someone is an Authorized Person.

      b. "Automatic Adjustment Date" shall mean two (2) Business Days before the last day of the Interest Period initially selected by the Borrower for a LIBOR Rate Loan that is subject to the Automatic Continuation Option.

      c. "Automatic Continuation Option" shall mean the option to have the Interest Period for a LIBOR Rate Loan to automatically continue at the same Interest Period duration initially selected by the Borrower for such LIBOR Rate Loan as of the last day such Interest Period.

      d. "Base Rate" shall mean 0 percentage points above the rate of interest announced by the Bank as its prime rate of interest (Prime"). If the prior blank is not filled in, the Base Rate shall be one (1) percentage point above Prime.

      e.    "Base Rate Loan" shall mean a Loan which bears interest at the Base
            Rate.

      f. "Business Day" shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, in connection with the LIBOR Rate, on which dealings are carried on in the London interbank market.

      g. "Continuation Date" shall mean the date on which Borrower's election to continue a LIBOR Rate Loan for another Interest Period becomes effective in accordance with this Note.

      h. "Conversion Date" shall mean the date on which Borrower's election to convert a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan becomes effective in accordance with this Note.

      i.

      j. "Draw Date" shall mean, in relation to any Loan, the Business Day on which such Loan is made, or to be made, to Borrower pursuant to the Note.

      k.

      l.

      m.

      n. "Loan" means a loan made to Borrower by the Bank pursuant to this Note.

      o. "Maximum Principal Amount" shall mean Fifteen Million Dollars ($15,000,000.00) or the Borrowing Base, whichever is less.

      p. "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $100,000 with increments of $10,000 and (ii) for LIBOR Rate Loans, $500,000 with minimum increments thereafter of $100,000.

      q. "Outstanding Principal Amount" shall mean the actual outstanding principal amount under this Note at any time.

            All capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement between Bank and Borrower dated March 31, 1998, which Loan Agreement was amended by letter amendments dated September 30, 1998 and February 19, 1999, as amended by the Amendment to Loan Agreement between Bank and Borrower dated September 22, 1999 (the "Loan Agreement").

2. PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES

      a. Promise to Pay. For value received, Borrower promises to pay to the order of the Bank on demand, the Maximum Principal Amount or the Outstanding Principal Amount, if less; plus interest as set forth below and all reasonable fees and costs (including without limitation attorneys' fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

      b. Interest. Each Loan shall earn interest on the Outstanding Principal Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) that on each day shall be:

            i. LIBOR Rate Loans. Interest shall accrue on a LIBOR Rate Loan from and including the first day of the Interest Period applicable thereto until, but not including, the last day of such Interest Period or the day the LIBOR Rate Loan is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate in effect on the following dates (depending on the circumstance):

            (i) for new LIBOR Rate Loans, the Business Day the Bank receives (or is deemed to receive) a Request for a LIBOR Rate Loan; (ii) for conversions and continuations of LIBOR Rate Loans pursuant to
            Section 4, the Business Day the Bank receives (or is deemed to receive) the Notice of Conversion or Notice of Continuation, as the case may be, in accordance with Section 4(b); for LIBOR Rate Loans where the Automatic Continuation Option is selected, the Automatic Adjustment Date for such LIBOR Rate Loan.

            ii. Base Rate Loans. Interest shall accrue on a Base Rate Loan from and including the first date the Base Rate Loan was made (i.e., the Draw Date or the Conversion Date, as the case may be) to, but not including, the day such Base Rate Loan is paid in full or converted, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in the Bank's prime rate shall be effective on the date of such change.

      c. Maximum Legal Rate. It is the intent of the Bank and of Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

      d. Payments; Late Charge; Default Rate. Payments shall be made in immediately available United States funds at any banking office of the Bank. Absent demand for payment in full, interest shall be due and payable as follows: unless demanded sooner, (i) in respect to each Base Rate Loan, monthly when invoiced and (ii) in respect to each LIBOR Rate Loan, on the last day of each Interest Period applicable thereto except if a LIBOR Rate Loan has a six month Interest Period, interest shall be paid on the three month anniversary of the LIBOR Rate Loan and on the last day of the Interest Period. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, (b) the Bank's then current late charge as announced by the Bank from time to time, or (c) $50.00. In addition, if the Bank has not actually received any payment under this Note within thirty days after its due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to 5 percentage points above the higher of the Base Rate or the highest LIBOR Rate, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate. Payments may be applied in any order in the sole discretion of the Bank but, prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal.

      e. Prepayment of LIBOR Rate Loans. If (i) Borrower pays, in whole or in part, any LIBOR Rate Loan, before the expiration of its respective Interest Rate Period, (ii) fails to draw down, in whole or in part, a LIBOR Rate Loan after giving a Request therefor, (iii) otherwise tries to revoke any LIBOR Rate Loan, in whole or in part, or (iv) there occurs a Bankruptcy Event or the applicable rate is converted from the LIBOR Rate to the Base Rate pursuant to Section 4(d), then Borrower shall be liable for and shall pay the Bank, on demand, the higher of $250.00 or the actual amount of the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment, failure to draw, early termination of an Interest Period, revocation, bankruptcy or otherwise, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, (b) the fixing of the interest rate payable on any LIBOR Rate Loans or (c) otherwise. The determination by the Bank of the amount of foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

3. LOANS.

      a. General. Any Loan hereunder shall either be in the form of a Base Rate Loan or a LIBOR Rate Loan. No Loan, or any portion thereof, shall be made to the extent that the sum of the (i) principal amount of the requested Loan, or any portion thereof and (ii) the Outstanding Principal Amount of all Loans under the Note exceeds the Maximum Principal Amount under this Note. The Bank may make any Loan in reliance upon any oral, telephonic, written, teletransmitted or other request (the "Request(s)") that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

      b. Request for LIBOR Rate Loans. Borrower shall give the Bank its irrevocable Request for a LIBOR Rate Loan specifying:

            i.    the Draw Date for the LIBOR Rate Loan, which shall be a two
                  (2) Business Days from the date the Request: provided, however if a Request is received by the Bank after 2:00 p.m. (Eastern Standard Time), the Request for the LIBOR Rate Loan shall be deemed to have been received on the next Business Day;

            ii. the aggregate amount of such LIBOR Rate Loan, which amount shall not be less than the Minimum Borrowing Amount; and

            iii. the applicable Interest Period (i.e., 1, 2, 3 or 6 month Interest Period).

            iv. whether Borrower is electing to have the Automatic Continuation Option for such LIBOR Rate Loan.

      c. Requests for Base Rate Loans. Borrower may request any Base Rate Loan not later than 2:00 p.m. (Eastern Standard Time) on any proposed Draw Date specifying the aggregate amount of such Base Rate Loan.

      d. Delivery of Requests Delivery of a Notice or Request for a LIBOR Rate Loan or a Base Rate Loan shall be made to the Bank at the following as follows, or such other address designated by the Bank from time to time:

                        Manufacturers and Traders Trust Company

                        Attn: Julie Root
                        Fax No. (716) 258-8300
                        Telephone No. (716) 258-8262

4. CONTINUATION and CONVERSION ELECTIONS.

      a. Election. An Authorized Person of Borrower may, upon irrevocable Request to the Bank,

            i. elect to convert on any Business Day any Base Rate Loan into a LIBOR Rate Loan provided the amount converted is not less than the Minimum Borrowing Amount; or

            ii. elect to convert any or a part of LIBOR Rate Loan as of the last day of the applicable Interest Period into a Base Rate Loan provided no partial conversion of a LIBOR Rate Loan shall reduce the outstanding principal amount of such LIBOR Rate Loan to less than the Minimum Borrowing Amount; or

            iii. elect to continue all or a part (subject to the Minimum Borrowing Amount limitation) of any LIBOR Rate Loan as of the last day of the Interest Period applicable to such LIBOR Rate Loan with the same or different Interest Period provided no partial continuation of a LIBOR Rate Loan with a different Interest Period shall reduce the outstanding principal amount of the LIBOR Rate Loan with the same Interest Period to less than the Minimum Borrowing Amount.

      b.    Notice of Conversion/Continuation.

            i. For an election under Section 4(a)(i) or 4(a)(iii), an Authorized Person must deliver to the Bank by 2:00 p.m. (Eastern Standard Time) on a Business Day a Notice of Conversion ("Notice of Conversion") for an election under
                  Section 4(a)(i) or a Notice of Continuation ("Notice of Continuation") for an election under Section 4(a)(iii) specifying:

                  (a) the aggregate amount of the Loans to be converted or continued;

                  (b) the duration of the requested Interest Period (i.e., 1, 2, 3 or 6 month Interest Period); and

                  (c) whether the Automatic Continuation Option will be activated for such LIBOR Rate Loan.

            ii. The Continuation Date or Conversion Date (as the case may be) shall be the later of (A) two (2) Business Days from the Business Day the Bank receives the Notice of Conversion or Notice of Continuation (either, a "Notice") in accordance with the foregoing Section or (B) the last day of the relevant Interest Period if a Notice is received by the Bank more than two (2) Business Days before the last day of an Interest Period. If a Notice is received after 2:00 p.m. (Eastern Standard Time), the Notice will be deemed to have been received on the next Business Day. Notice of Continuation received more than two (2) Business Days before the end of an Interest Period shall be deemed to have been received two (2) Business Days before the end of such Interest Period for purposes of determining the LIBOR Rate for the next Interest Period per Section 2(b)(i). Accordingly, if, for example, Borrower has a LIBOR Rate Loan with a one month Interest Period ending on June 15 and wants to continue the LIBOR Rate Loan with a two month Interest Period, Borrower must deliver its Notice of Continuation identifying the new two month Interest Period to the Bank by 2:00 p.m. (Eastern Standard
                  Time) on June 13 (provided that June 13 and June 14 are Business Days).

            iii. For LIBOR Rate Loans where Borrower has elected to activate the Automatic Continuation Option, the Bank shall automatically continue such LIBOR Rate Loan with an same Interest Period initially selected by the Borrower. Once the Automatic Continuation Option has been activated for a LIBOR Rate Loan, the submission of a Notice of Conversion or a Notice of Continuation with a different Interest Period shall result in the cancellation of the Automatic Continuation Option for such LIBOR Rate Loan.

            iv. For an election under Section 4(a)(ii), an Authorized Person may deliver to the Bank a Notice of Conversion at any time during an Interest Period up to the last day of such Interest Period or may have the LIBOR Rate Loan automatically convert to a Base Rate Loan pursuant to Section 4(c). Any such Notice of Conversion delivered during an Interest Period shall be effective on the last day of the Interest Period.

            v. The Bank may take action on any Notice in reliance upon any oral, telephonic, written or teletransmitted Notice that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. No Notice may be delivered by e-mail. The Bank may act on the Notice from any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person, The Bank shall incur no liability Borrower or to any other person as a direct or indirect result of acting on any Notice under this Note. The Bank, in its reasonable discretion, may reject any Notice that is incomplete.

      c. Expiration of Interest Period. If Borrower does not submit a Notice of Continuation in accordance with Section 4(b)(i) and 4(b)(ii) so that the Bank receives the Notice of Continuation at least two (2) Business Days before the end of an Interest Period, the LIBOR Rate Loan shall automatically be converted into a Base Rate Loan and such Loan shall accrue interest at the Base Rate until two (2) Business Days after the Bank receives a Notice of Conversion pursuant to
Section 4(b)(i) and 4(b)(ii) electing to convert the Loan from a Base Rate Loan to a LIBOR Rate Loan pursuant to Section 4(a)(i). A Notice of Continuation received one (1) Business Day before the end of an Interest Period will not effect a continuation of such Loan as a LIBOR Rate Loan. Rather, such LIBOR Rate Loan shall automatically convert to a Base Rate Loan on the last day of the Interest Period. The late Notice of Continuation, however, will be deemed to be a Notice of Conversion that will be effective two (2) Business Days from the date received by the Bank.

      d. Conversion upon Default Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note (whether by demand or otherwise), or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an event of default under any of Borrower's agreement with the Bank, if any, Borrower may not elect to have a Loan converted or continued as a LIBOR Rate Loan or have any Loan made as a LIBOR Rate Loan. Further, the Bank, in its sole discretion, may (i) permit any outstanding LIBOR Rate Loans to continue until the last day of the applicable Interest Period at which time such Loan shall automatically be converted into a Base Rate Loan or
(ii) convert any outstanding LIBOR Rate Loans into a Base Rate Loan before the end of the applicable Interest Period applicable to such LIBOR Rate Loan. Notwithstanding the foregoing, if Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower (a "Bankruptcy Event"), any outstanding LIBOR Rate Loans shall be automatically converted to Base Rate Loans without further action by the Bank and Borrower's rights to have Base Rate Loans converted under Section 4 shall be automatically terminated. Nothing herein shall be construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate of interest (which shall be calculated from the higher of the LIBOR Rate or the Base Rate) or the right of the Bank to the amounts set forth in Section 2(e) of this Note.

5 SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elect to do so.

6 DEMAND FACILITY. The Bank may modify, restrict, suspend or terminate the credit under this Note at any time for any reason and without affecting Borrower's then existing obligation under this Note. The Bank shall have the sole and absolute discretion whether to make any Loan or any potion of any Loan requested by Borrower, and the Bank may refuse to make any requested Loan even though the sum of the requested Loan and the Outstanding Principal Amount would not exceed the Maximum Principal Amount. This is a demand Note and all amounts hereunder shall become immediately due and payable upon demand by the Bank; provided, however, that the Outstanding Principal Amount of this Note and all accrued and unpaid interest shall automatically become immediately due and payable upon the occurrence of a Bankruptcy Event with regard to Borrower or any guarantor or endorser of this Note. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.

7 BANK RECORDS CONCLUSIVE. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower's obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

8 PURPOSE. Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank's express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

9 AUTHORIZATION. Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower's performance is not threatened by any pending or threatened litigation.

10 INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

      a Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

      b Inability to Determine Rates. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not make or maintain LIBOR Rate Loans, as the case may be, hereunder until the Bank revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any request for a LIBOR Rate Loan or Notice then submitted by it. If Borrower does not revoke such notice the Bank may make, or continue the Loans, as proposed by Borrower, in the amount specified in the applicable request submitted by Borrower, but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Rate Loans, as the case may be.

      c Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall prepay in full all LIBOR Rate Loans then outstanding, together with accrued interest, either on the last date of the Interest Period thereof if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loans. If Borrower is required to prepay any LIBOR Rate Loan immediately as set forth in this subsection, then concurrently with such prepayment, Borrower may borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

11 MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

12 NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrowers relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

13 JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term "Borrower" shall include each as well as all of them.

14 GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK STATE AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives (i) any objection to venue and any objection based on a more convenient forum in any action instituted under this Note; (ii) any right to assert any counterclaim or setoff or any defense based upon a statute of limitations, upon a claim of laches or any other legal theory; and (iii) its right to attack a final judgment that is obtained as a direct or indirect result of any such action.

15 WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

|X| Replacement Note. This Note is given in replacement of and in substitution for but not in payment of, a note dated on or about March 31, 1998 in the original principal amount of $10,000,000 issued by Borrower (or
________________________________________________) to the Bank.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower's deposit account #15226103 with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

TAX ID/SS# 16-1017191                   CVC PRODUCTS, INC.
           ---------------------        ----------------------------------------
                                        BORROWER

                                        By: ____________________________________
                                        Name:  Emilio 0. DiCataldo
                                        Title: Senior Vice President and CFO
                                            ____________________________________
Signature of Witness

Typed Name of Witness                       ____________________________________

                                 ACKNOWLEDGMENT

STATE OF NEW YORK )
                  :SS.
COUNTY OF ________)

On the __ day of September, in the year 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared Emilio 0. DiCataldo, personally know to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                       _________________________________________
                                                      Notary Public

                                                                     "EXHIBIT B"

                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT

[LOGO] M&T Bank                                          One Fountain Plaza
       Manufacturers and Trust Company              Buffalo, New York 14203-1485
                                                           (716) 848-3696
                                                        Fax: (716) 848-3777

      LETTERS OF CREDIT                         Date ___________________________

APPLICANT: CVC Products, Inc.

a(n) |_| individual(s) |_| partnership |X| corporation |_|
___________________organized under the laws of Delaware

Address of residence/chief executive office: 525 Lee Road, Rochester, New York
14606           Phone: __________________________ Fax: ______________________

ACCOUNT PARTY (if any): ________________________________________________________

a(n) |_| individual(s) |_| partnership |_| corporation |_|
___________________organized under the laws of

Address of residence/chief executive office: ___________________________________

      To induce the Bank to issue letters of credit (each a "Credit") from time to time. Applicant hereby agrees that the following terms and conditions shall apply to each Credit issued by the Bank at the request of Applicant.

1. Definitions. Capitalized terms not expressly defined below have the meanings assigned in the UCP, or if not there defined, in the UCC.

      (a) The "Bank" means Manufacturers and Traders Trust Company, a New York banking organization with its chief executive office at One M&T Plaza, Buffalo, New York 14240.

      (b) "Banking Day" means the hours between 8:30 am and 4:30 pm on a day on which the Bank is open for business, Monday through Friday excluding federal holidays: except that with respect to payment by electronic funds transfer the Banking Day ends at 3:00 pm.

      (c) A "Draft" means any draft, instrument, receipt, acceptance or drawing certificate or cable, telexed, teletransmitted or other written demand for payment purportedly drawn under the Credit.

      (d) "Property" means goods and merchandise and any and all related documents, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed, and any right or interest therein which Applicant purchases or obtains in connection with the issuance of a Credit.

      (e) "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

      (f) "UCP" means the Uniform Customs and Practice for Documentary Credits (1933 Revision), ICC Publication No. 500, and any subsequent revisions thereof approved by a congress of the International Chamber of Commerce and adhered to by the Bank.

2.    Reimbursement for Drafts.

      (a) Drafts in United States Currency. For each Draft which is payable in United States currency, Applicant will reimburse the Bank at its office on demand in immediately available funds:

            (1) For each sight draft, demand or receipt, Applicant will reimburse the Bank immediately on demand on the same day for the entire amount paid by the Bank; or if so requested by the Bank, Applicant will pay such amount in advance of payment by the Bank.

            (2) For each acceptance, Applicant will pay on demand the entire amount to be paid by the Bank, not later than one Banking Day prior to maturity. If the acceptance is not payable at the Bank, then Applicant will pay such amount in time to reach the place of payment by ordinary mail not later than one Banking Day prior to maturity of the acceptance.

      (b) Drafts in Foreign Currency. For each Draft payable in foreign currency, Applicant will reimburse the Bank at its office on demand in immediately available United States funds:

            (1) For each sight draft, demand or receipt, Applicant will reimburse the Bank in an amount equal to (A) the full amount paid, computed at the Bank's selling rate of exchange in New York two Banking Days prior to the date of payment of the Draft for cable transfers to the place of payment in the currency in which the Draft is payable, plus (B) interest at the rate set forth below for each day from the date of payment of the Draft until the day the Bank actually receives reimbursement; or if so requested by the Bank, Applicant will pay the full amount in advance of payment of the Draft.

            (2) In the case of each acceptance, Applicant will pay the Bank the entire amount to be paid by the Bank pursuant to such acceptance, computed at the Bank's selling rate of exchange in New York two Banking Days prior to the date of payment, sufficiently in advance of maturity to enable the Bank to arrange for cover to reach the place of payment not later than one Banking Day prior to maturity,

            (3) If at the time for computing payment there exists no rate of exchange generally current in New York for effecting such cable transfers, Applicant agrees to pay the Bank on demand an amount in United States currency equal to the actual cost to the Bank of settlement of the Bank's obligation to the holder of the Draft, however and whenever such settlement is made by the Bank, plus interest at the rate set forth below payable for each day from the date of settlement to but not including the date the Bank receives reimbursement in full.

      (c) Direct Debit. Applicant authorizes the Bank to obtain such reimbursement and all Fees, Expenses and Cash (defined below) by direct debit to Applicant's deposit or investment account at the Bank on or before the day on which the Draft is honored.

3. Fees and Expenses. Applicant agrees to pay to the Bank on demand the Bank's fees and commissions ("Fees") for each Credit at the rate established by the Bank from time to time, plus all otherwise unreimbursed charges, correspondent and transfer fees and similar expenses paid or incurred by the Bank in connection with delivering, negotiating, advising, confirming, transferring or otherwise processing a Credit or Drafts under a Credit ("Expenses"). Applicant shall pay interest at the rate set forth below on any Fees, Expenses or Costs (defined below) not paid immediately on demand. In addition, if the Bank's expenses for carrying a Credit should be increased after its issuance by an increase in a related risk-weighted capital or similar reserve requirement. Applicant shall reimburse the Bank for the cost of maintaining such additional reserves, computed daily at the federal funds rate.

4. Interest. Applicant agrees that if for any reason the Bank makes payment under a Credit prior to the Bank's receipt of funds from Applicant or does not receive payment for Fees or Costs immediately on demand. Applicant will pay interest to the Bank on demand on the entire unpaid amount from the date of Bank's payment to the date on which Bank receives actual reimbursement, at that rate per year which is on each day 5% above the effective rate announced by the Bank from time to time as its prime rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days in each year (365 or 366) the indebtedness is outstanding. It is the intent of the Bank and Applicant that interest not exceed the maximum legal rate. Solely to the extent necessary to prevent interest under this Agreement from exceeding the maximum legal rate, any amount that would be treated as excessive under a final judicial determination of applicable law shall be deemed to have been a mistake and be refunded to Applicant.

5. Security Interest in Transport Documents and Deposit Account. As further security for the performance of all of Applicant's obligations now or hereafter owing to the Bank, Applicant assigns to the Bank and grants the Bank a continuing first security interest in all Documents and Property delivered to the Bank in connection with a Credit, whether or not released in trust to Applicant in advance of reimbursement, and in any other property of Applicant and Account Party in the Bank's possession. Applicant and Account Party also acknowledge the Bank's right to set off against their obligations under this Agreement any other property of Applicant or Account Party in any capacity held by the Bank in any capacity. Applicant grants to the Bank a subordinate security interest in all collateral held by each respective Beneficiary of each Credit and agrees that the Bank shall be subrogated to Applicant's rights with respect to each Beneficiary and such collateral immediately upon payment of the respective Credit.

6.    Other Matters Pertaining to Credits.

      (a) No Liability. No action or omission by the Bank or its correspondents in connection with a Credit, taken in good faith and in conformity with foreign or domestic laws, regulations or customs, shall create any liability on the part of the Bank to Applicant. The Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its correspondents or of any intermediate or beneficiary bank, nor for any delay or omission in processing any Credit resulting from interruption or failure of any payment system or communications medium, court order, or any other cause beyond the Bank's control. In no event shall the Bank be liable for consequential or special damages.

      (b) Indemnity. All actions and omissions of the Bank and its correspondents in connection with the Credit or related Drafts, bills of lading, warehouse receipts or other Documents or Property taken in good faith and in conformity with such foreign or domestic laws, regulations or customs as the Bank or its respective correspondent may deem applicable shall be binding upon Applicant. No such action or omission shall place the Bank or any of its correspondents under any liability to Applicant. Applicant agrees to indemnify and hold harmless the Bank and its correspondents against all claims, demands, losses, liabilities, costs, expenses and damages, including without limitation the Bank's actual attorneys' fees and disbursements ("Costs"), arising in connection with this Agreement and each Credit, with any injunction against payment of a Credit, or in preserving the Bank's rights or collecting reimbursement or negotiating and documenting a workout of Applicant's obligations under this Agreement.

      (c) Payment of Drafts. Applicant understands that the Bank must accept or pay any Draft presented to it and dated on or before the expiration date of the Credit, regardless of when drawn and whether or not negotiated, if the Draft is accompanied by all other required documents and appears on its face to be in substantial compliance with the terms and conditions of the Credit, and is within the maximum stated amount of the Credit. The following terms shall apply unless Applicant gives instructions in writing expressly to the contrary prior to the Bank's issuance of a specific Credit: (1) even though individual or aggregate shipments exceed the quantity called for in the Credit, the Bank may honor related Drafts up to the maximum stated amount of the Credit; (2) Insurance for Property under a commercial Credit need not exceed the maximum stated amount of the Credit; and (3) the Bank may honor any Drafts or other documents otherwise in order signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee, liquidator, receiver or other legal representative or other purported successor of the Beneficiary of the Credit.

      (d) Notice of Errors. Applicant will promptly examine its copy of the Credit and of all amendments delivered to it from time to time by the Bank and will notify the Bank of any apparent errors in writing within one day of receipt of such documents. Absent such notice, Applicant shall be conclusively deemed to have waived all claims against the Bank and its correspondents with respect to the form of the Credit.

      (e) Waiver of Discrepancies. If the Bank determines that a Draft or accompanying documents appear on their face not to be in compliance with the terms and conditions of the Credit, the Bank may in its sole judgment approach the Applicant for a waiver of the discrepancies. Applicant will make its decision known to the Bank within one business day of receipt of the Bank's inquiry, or sooner if necessary to enable the Bank to timely pay rather than reject the Draft. If Applicant such waived discrepancies Applicant will remain bound by the terms of this Agreement.

      (f) Amendments. If a Credit is amended, modified or changed in any respect with Applicant's consent, or if a preadvice is issued at Applicant's direction, Applicant shall be bound by the terms of this Agreement with respect to the respective Credit: If the amendment increases the liability of the Bank, Applicant shall be bound as of the date of issuance of the amendment: if the amendment decreases the liability of the Bank, Applicant's liability shall be decreased only as of the date the Beneficiary consents to the amendment.

      (g) Independence of Credit. Neither the Bank nor any of its correspondents shall be responsible for: (1) any use which may be made of the Credit or for any acts or omissions of any users of the Credit; (2) the existence, character, quality, quantity, condition, packing or value of any Property; (3) the time, place, manner, order, delay, default or omission of notice in connection with the shipment of any Property or Documents; (4) the validity, sufficiency or genuineness of documents or endorsements; (5) the character, adequacy or validity of any insurance concerning the Property; (6) the solvency, responsibility or relationship to the Property of any party issuing any Documents; (7) failure of any instrument to bear adequate reference to the Credit, failure of Documents to accompany any instrument at negotiation, or failure of any person to note the amount of any instrument on the reverse of the Credit or to surrender or take up the Credit or to forward Documents apart from the instrument as required by the terms of the Credit, each of which requirements may be waived by the Bank; or (8) errors, omissions, interruptions or delays in delivery of any messages, whether by mail, teletransmission or otherwise, and whether or not encrypted.

      (h) Insurance. Applicant shall provide evidence that it maintains insurance covering the Property in amounts, against risks and provided by companies satisfactory to the Bank and shall assign the policies of insurance to the Bank or name the Bank as additional insured and loss payee, as appropriate, at the Bank's option. Absent such insurance, the Bank may obtain insurance at Applicant's expense.

7. Additional Covenants. Applicant represents, warrants and agrees that so long as this Agreement is in effect:

      (a) Authorization. Applicant is and will remain duly organized and existing in the jurisdiction of its organization and authorized to do business in all jurisdictions material to the conduct of its business. Applicant has the power and capacity and has taken all corporate or partnership action necessary to authorize Applicant to execute and deliver and perform its obligations under this Agreement. Applicant will not change its ownership or form of authorization without (i) obtaining the prior written consent of the Bank; and (ii) posting cash collateral equal to the aggregate amount of all outstanding Credits plus interest at the Bank's announced prime rate from the date of change to the expiration date of each respective Credit.

      (b) Financial Records. Applicant will furnish financial statements and information satisfactory to the Bank upon request. Applicant will keep accurate and complete books and records, expressly including all records required pursuant to currency and trade regulations as in effect from time to time.

      (c) No Liens. Applicant will not enter into any security agreement or permit to be filed in any public office any financing statement naming Applicant as debtor which creates a security interest in or blanket lien on any of Applicant's Documents or Property or after-acquired Property without Bank's prior written consent unless Bank is the secured party.

      (d) Legality. The transactions covered by each Credit are not prohibited under the Foreign Assets Control Regulations of the United States Treasury Department, the Internal Revenue Code of 1986, as amended from time to time, the Export Administration Act of 1977, as amended, or related laws and regulations thereunder. Any transfer of monies or importation covered by the Credit shall conform in every respect with all applicable federal and State laws and foreign and domestic government regulations. Applicant has procured all licenses necessary for trading and shipment of the Property and shall furnish all certificates as the Bank may at any time require. Applicant is solely responsible for the structure, contents, from and legal compliance and consequences of each Credit issued pursuant to Applicant's Instructions.

      (e) Security Procedures. Applicant assumes all risks resulting from facsimile and other teletransmission of applications and Credits, whether or not encrypted, and undertakes to comply with all security procedures implemented by Bank including without limitation those to safeguard or authenticate facsimile and other teletransmission and other electronic communication of applications and Credits and electronic funds transfer payment orders with respect to proceeds of Drafts. Applicant acknowledges receipt of notice, with respect to payment of Drafts to the Beneficiary of a Credit via electronic funds transfer, that under UCC Article 4A the originating bank, all intermediary banks and the Beneficiary's bank are entitled to rely on the Beneficiary's bank number and account number alone in making final payment and have no duty to discover any discrepancy between the number given and the name of the intended payee. APPLICANT AGREES TO VERIFY ALL FUNDS TRANSFER INSTRUCTIONS WITH EXTRAORDINARY CARE and expressly indemnifies the Bank against any losses or duplicate payments necessitated by or resulting from Bank's reliance on erroneous funds transfer instructions in a Credit issued pursuant to Applicant's instructions.

8.    Events of Default and Remedies.

      (a) An event of default ("Event of Default) will have occurred if: (1) Applicant fails to pay when due, whether by demand, acceleration or otherwise, any indebtedness to Bank, or if there occurs any event which after notice or lapse of time will permit such acceleration;
            (2) Applicant breaches or is in default under any agreement between Applicant and Bank; (3) Applicant or any guarantor or endorser of its obligations to Bank (an "Account Party") dies or is declared incompetent, is dissolved, suspends its present business, agrees to a merger or other absorption or to transfer or otherwise dispose of substantially all of its assets or makes or sends notice of a bulk sale; becomes insolvent (however such insolvency is evidenced), generally fails to pay its debts as they become due, fails to pay, withhold or collect any tax as required by law, has served or filed against it or its assets any lien, judgment, order or award; (4) a receiver or similar trustee is appointed for Applicant or its assets or any Account Party or general partner of either (with or without its consent), or Applicant or its Account Party or general partner makes an assignment for the benefit of creditors or commences or has commenced against it a proceeding pursuant to any bankruptcy law;
            (5) any representation, warranty, statement or information made or furnished by Applicant to Bank proves to have been false or misleading in any material respect (including without limitation by omission of any contingent or unliquidated liability or claim against Applicant): (6) there occurs any change in the management or ownership of Applicant or any Account Party which is, in the opinion of the Bank, materially adverse to the Bank's interest and which remains uncorrected for thirty days after the Bank notifies Applicant of its opinion; (7) Applicant fails to supply new or additional collateral within ten days of request by the Bank; or (8) the Bank in good faith deems itself insecure with respect to reimbursement under this Agreement for any outstanding Credits, whether or not Drafts thereunder have yet been presented. All obligations hereunder, whether or not mature and whether direct or contingent shall become immediately due and payable (A) automatically if Applicant or any Account Party commences or has commenced against it any bankruptcy or insolvency proceeding and (B) at the Bank's option upon the occurrence of any other Event of Default. This paragraph shall not cause any indebtedness not to be payable on demand.

      (b) Cumulative Remedies. Bank's rights and remedies shall be cumulative and include those of a secured party under the Uniform Commercial Code and other applicable law, in addition to those granted in this and any other agreement between Bank and Applicant or Account Party. Upon an Event of Default, Bank may require Applicant to assemble any collateral and make it available to Bank at a place or places designated by Bank, and Bank may use and operate any collateral. Applicant agrees that any notice by Bank of intended sale of collateral or similar action shall constitute reasonable notice if mailed by regular or certified mail, postage prepaid, at least five days prior to such action, to Applicant's most recent address in the Bank's records.

9.    Miscellaneous.

      (a) Non-Waiver by Bank. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude full and timely exercise by the Bank at any time of any other right or remedy of the Bank without notice or of the same right or remedy at any other time. No course of dealing or other conduct, no oral agreement or representation made by the Bank or usage of trade shall operate as a waiver of any right or remedy of the Bank. No waiver shall be effective unless made specifically in writing by the Bank.

      (b) Binding Obligation. This Agreement is binding on Applicant and its legal representatives, successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If Applicant includes more than one person, their obligations hereunder shall be joint and several. If a third party executes an Authorization and Agreement of Account Party substantially in the form attached or other guaranty accepted by the Bank, with respect to this Agreement or a Credit, the obligations of Applicant and such Account Party shall be joint and several. If Applicant is a partnership, its obligations shall continue in force, notwithstanding any change in its membership, whether arising from the death or retirement of one or more partners or the accession of one or more new partners.

      (c) Issuance of Discretionary. The Bank may decline to issue any Credit, or to accept any Draft prior to maturity, at the Bank's sole discretion.

      (d) Termination. This Agreement will continue in full force end effect until terminated. It may be terminated (1) by the Bank at any time if the Bank deems itself insecure with respect to reimbursement or upon thirty days' notice to Applicant, or (2) by Applicant upon actual receipt of written notice sent as provided below; provided, however, that Applicant's obligations under this Agreement shall remain in full force and effect until all amounts due and to become due with respect to all Credits issued or committed for prior to termination, and any extensions or renewals, have been paid in full, together with interest and all Costs and Expenses.

      (e) Notices. Notices to Applicant by this Bank may be delivered by telephone with subsequent written confirmation by mail or facsimile transmission. Written notice shall be deemed delivered when deposited in the United States mail or transmitted to Applicant at the last address of Applicant shown on the Bank's records. Applicant will notify Bank promptly of any change in address. Notice to the Bank by Applicant must be in writing, or by telephone with subsequent written confirmation, refer specifically to this Agreement and the Credit, and shall be deemed delivered upon actual receipt via courier or registered mail by the Manager, Letter of Credit Department, at the address on page one of this Agreement.

      (f) Construction. This Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of this Agreement shall remain in effect. This Agreement with the application for each Credit, the Credit and all related security agreements, mortgages. guarantees and collateral documents, is the entire agreement among the parties concerning the Credit. The Bank can amend this Agreement at any time as required for consistency with applicable law, by notice by mail to Applicant. Credits can be amended only as provided by the UCP. Otherwise, no modification or amendment can be made except in a writing signed by the party against which enforcement is sought. Headings in this Agreement are solely for convenience. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

      (g) Governing Law. Each Credit shall be subject to the UCP. The provisions herein are supplemental to and not in substitution of the UCP. As to matters not governed by the UCP, this Agreement shall be governed by the laws of the State of New York as in effect from time to time.

      (f) Jurisdiction. In any action or other legal proceeding relating to this Note, Applicant (1) consents to the personal jurisdiction of any State or federal court located in the State of New York and (2) agrees that a copy of this Agreement, any application, any Credit, and Documents or any other relevant document kept in the Bank's course of business may be admitted into evidence as in original.

      (g) WAIVER OF JURY TRIAL. BANK AND APPLICANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN CONNECTION WITH THIS AGREEMENT AND ANY CREDIT OR APPLICATION HEREUNDER.


Date: September 22, 1999          CVC Products, Inc.
      --------------------------  ----------------------------------------------
                                  Name of Applicant (Typed)


Tax ID/SS#:                       By:
            --------------------     -------------------------------------------
                                     Typed Name: Emilio O. DiCataldo, CFO  Title


                                  By:
--------------------------------     -------------------------------------------
Signature of Witness                 Typed Name:                           Title


--------------------------------
Typed Name of Witness

BANK USE ONLY:
Authorization Confirmed:

--------------------------------
Bank Officer

                  AUTHORIZATION AND AGREEMENT BY ACCOUNT PARTY

      We join in the request to Bank to issue Credits on the terms and conditions set forth above. In consideration thereof, we irrevocably agree that:
(1) the above Applicant has the sole right to give instructions and make agreements and amendments with respect to the Credits and the disposition of documents; (2) we shall be jointly and severally liable as a primary obligor for all obligations owing to Bank in connection with the foregoing Agreement and the Credits and we shall have no right, claim, setoff or defense against Bank or Bank's correspondents respecting any matter arising in connection therewith; and
(3) we hereby waive any claim, right, or remedy which we may now have or hereafter acquire against Applicant that arises hereunder or from our performance hereunder including without limitation any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification, contribution or participation in any claim, right or remedy of Bank against Applicant or any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.


Date:
      --------------------------  ----------------------------------------------
                                  Name of Account Party (Typed)


Tax ID/SS#:                       By:
            --------------------      ------------------------------------------
                                      Typed Name:                          Title


                                  By:
--------------------------------      ------------------------------------------
Witness Signature                     Typed Name:                          Title


--------------------------------
Typed Name of Witness

BANK USE ONLY:
Authorization Confirmed:

--------------------------------
Bank Officer
STATE OF ________________ )
                          :SS.
COUNTY OF _______________ )

      On the ________________ day of ______________, 199____, before me personally came ________________________________________________________________

|_| Individual(s)       to me known and known to me to be the person(s)
                        described in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he (they) executed the same.

|_| Partnership         to me known and known to me to be a general partner of
                        the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on behalf of said partnership.

|_| Corporation         to me known, who, being by me duly sworn, did depose and
                        say that he resides in _________________________________
                        ________________________________________________________
                        that __he is the ____________________________________ of
                        _______________________________________________________,
                        the corporation described in and which executed the above instrument; and that he signed his (her) name thereto by order of the board of directors of said corporation.


                                  ----------------------------------------------
                                                   Notary Public

STATE OF ________________ )
                          :SS.
COUNTY OF _______________ )

      On the ________________ day of ______________, 199____, before me personally came ________________________________________________________________

|_| Individual(s)       to me known and known to me to be the person(s)
                        described in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he (they) executed the same.

|_| Partnership         to me known and known to me to be a general partner of
                        the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on behalf of said partnership.

|_| Corporation         to me known, who, being by me duly sworn, did depose and
                        say that he resides in _________________________________
                        ________________________________________________________
                        that __he is the ____________________________________ of
                        _______________________________________________________,
                        the corporation described in and which executed the above instrument; and that he signed his (her) name thereto by order of the board of directors of said corporation.


                                  ----------------------------------------------
                                                   Notary Public

                                                                   "EXHIBIT C-1"

                                   EXHIBIT C-1                         TERM NOTE

[LOGO] M&T Bank
       Manufacturers and Traders Trust Company

Buffalo, New York _________________________ 1999               $________________

BORROWER: CVC PRODUCTS, INC.____________________________________________________
a(n) |_| individual(s) |_| partnership |X| corporation |_| trust
|_| ____________________ organized under the laws of Delaware

Address of residence/chief executive office: 525 Lee Road, Rochester, New York.

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M & T Plaza, Buffalo, NY 14240.
      Attention: Office of General Counsel

Promise to Pay. For value received, Borrower promises to pay to the order of the Bank, on the dates set forth below, the principal sum of _______________________ Dollars ($______________) (the "Principal") plus interest as agreed below and all reasonable fees and costs (including without limitation reasonable attorneys' fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

Interest. The unpaid Principal of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) from and including the date the proceeds of this Note were disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall on each day be:

|_|   ___________%.

|_| equal to the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

|_| ___________ percentage points above the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below).

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one- to four-family resident, the interest rate shall not exceed 16%. Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal shall immediately be automatically increased to 5 percentage points per year above the otherwise applicable rate per year, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

Repayment of Principal and Interest Late Charge. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) 5% of the delinquent amount or
(c) the Bank's then current late charge as announced from time to time. If this
Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

The Maturity Date of this Note is ________________________________,
199____/20____.

|_| Borrower shall pay the entire Principal on the Maturity Date. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable on the ___________ day of each:
      |_| month |_| quarter |_| year commencing on ____________________________,
      199____/20____.

|_| Borrower shall pay the Principal in _____________ consecutive |_| monthly |_| quarterly |_| annual installments commencing on _________________________________ 199____/20____ and on the __________ day
      of each |_| month |_| quarter |_| year thereafter consisting of__________ equal installments each in the amount of $_________________________ and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and expenses. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable on the __________ day of each: |_| month |_| quarter |_| year commencing on _______________________________,
      199____/20____.

|X| Borrower shall pay Principal and interest in __________ consecutive level |X| monthly |_| quarterly |_| annual installments consisting of both Principal and interest, amortized over a period of __________ years, commencing on _______________________________________, 199____/20____ and
      on the ____________ day of each |_| month |_| quarter |_| year thereafter consisting of ___________ equal installments of Principal and interest each in the amount of $_________________________ and ONE (1) FINAL
      INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and expenses. PLEASE NOTE THAT THE FINAL INSTALLMENT OF PRINCIPAL SHALL BE HIGHER THAN EXPECTED IF (1) A PAYMENT IS RECEIVED AFTER THE DUE DATE OR (2) THE INTEREST RATE UNDER THE
      NOTE IS A VARIABLE RATE AND THERE IS AN INCREASE IN THE INTEREST RATE DURING THE TERM OF THE NOTE IN THOSE SITUATIONS, MORE INTEREST WILL BE DUE THAN PLANNED AND LESS OF THE INSTALLMENT WILL BE APPLIED TO PRINCIPAL.

Prepayment Premium. During the term of this Note. Borrower shall have the option of paying the Principal to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Bank at least three (3) business days prior to making such payment; provided, however, as consideration of the privilege of making such payment, Borrower shall pay to the Bank a premium equal to the greater of (a) one percent (1%) of the Principal prepaid, or (b) an amount equal to the present value of the difference between (i) the amount of interest that would have accrued on the Principal during the remaining term of the Note, at the interest rate set forth herein in effect on the date of prepayment and (ii) the amount of interest that would have accrued on the Principal during the remaining term of this Note at the Current Market Rate. "Current Market Rate" shall mean the most recent yield on United States Treasury Obligations adjusted to a constant maturity having a term most nearly corresponding to the term remaining from the date of prepayment to the Maturity Date, in effect two (2) business days prior to the prepayment date as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Bank. The present value calculation used herein shall use the Current Market Rate as the discount rate and shall be calculated as if each installment of the Principal had been made during the remaining term of this Note. Each partial prepayment of the Principal shall be applied in inverse order of maturity. Upon making any prepayment of the Principal in whole, Borrower shall pay to the Bank all interest and Expenses owing pursuant to this Note and remaining unpaid.

In the event the Maturity Date of this Note is accelerated following an Event of Default by Borrower, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with the preceding paragraph.

Representations, Warranties and Covenants. See Addendum Insert No. 1

Events of Default; Acceleration. The following constitute an event of default ("Event of Default"): (i) failure by Borrower to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of the amounts due under this Note, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration. See Addendum Insert No. 2

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliates or otherwise owing by the Bank or any Affiliates in any capacity to Borrower or any Guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

Miscellaneous. This Note, together with any related loan and security agreements and guaranties contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank. and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the
Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g. Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term "Borrower" shall include each as well as all of them.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK STATE IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives (i) any objection to venue and any objection based on a more convenient forum in any action instituted under this Note; (ii) any right to assert any counterclaim or setoff or any defense based upon a statute of limitations, upon a claim of laches or any other legal theory; and (iii) its right to attack a final judgment that is obtained as a direct or indirect result of any such action.

Waiver of Jury Trial. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS. THE PROVISIONS OF THIS SECTION.

|_| This Note is given in replacement of and in substitution for, but not in payment of, a note dated ________________________________ 19____/20____, in the original principal amount of $_________________________ issued by Borrower (or _____________________) to the Bank (or its predecessor in interest).

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower's deposit account #__________________________________ with the Bank automatically for any amount which becomes due under this Note.


TAX ID/SS # 16-1017191             CVC PRODUCTS, INC.
          -----------------------  ---------------------------------------------
                                   BORROWER


                                   By:
                                       -----------------------------------------
                                       Name: Emilio O. DiCataldo
                                       Title: Senior Vice President and CFO

---------------------------------  ---------------------------------------------
Signature of Witness

---------------------------------  ---------------------------------------------
Typed Name of Witness

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK            )
         -------------------
                             : SS.
COUNTY OF                    )
          ------------------

On the ____ day of ________________, in the year 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________________, personally know to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                   ---------------------------------------------
                                                  Notary Public

                                FOR BANK USE ONLY

Authorization Confirmed: _______________________________________________________

Disbursement of Funds:  Credit A/C #_________  Off Ck #_________  Payoff Obligation #________

                                   $_________         $_________                    $________

                              ADDENDUM TO TERM NOTE
                           DATED AS OF _____ EXECUTED
                              BY CVC PRODUCTS, INC.
                                   IN FAVOR OF
                     MANUFACTURERS AND TRADERS TRUST COMPANY

      This ADDENDUM to a certain Term Note, dated _________, is made by CVC PRODUCTS, INC. ("Borrower") in favor of MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank"). This Rider is an integral part of the Term Note.

      Insert No. 1

      Borrower represents and warrants to and agrees and covenants with the Bank now and until this Note is paid in full that the representations and warranties set forth in the Loan Agreement between Borrower and Bank dated March 31, 1998, which Loan Agreement was amended by letter amendments dated September 30, 1998 and February 19, 1999, as amended by Amendment to Loan Agreement dated September 22, 1999 ("Loan Agreement"), are true and correct as of the date hereof, and are reaffirmed as if fully set forth herein in full.

      Insert No. 2

      or (b) any Event of Default occurs under the Loan Agreement, as the Loan Agreement is amended, extended or replaced from time to time.

      As used in this Note (i) "any agreement with the Bank" includes any agreement, note or instrument with the Bank (which includes, without limitation, the Loan Agreement, the 1999 Term Note, the 1999 Grid Note, the Existing Bank Documents and the Loan Documents); (ii) "accelerated" or "acceleration" means indebtedness that becomes due at maturity, by notice after the occurrence of an Event of Default or which becomes due as a result of a demand. All defined terms in the Loan Agreement shall have the same meaning herein unless otherwise defined herein.

      Automatically upon the commencement of Borrower's or any Guarantor's bankruptcy if voluntary and upon lapse of forty-five (45) days without dismissal if involuntary, all amounts outstanding hereunder shall become immediately due and payable. Upon the occurrence of any other Event of Default hereunder, at the Bank's option, all amounts hereunder shall become immediately due and payable.

      IN WITNESS WHEREOF, Borrower has executed and unconditionally delivered this Addendum together with the preprinted form of this Note on the date indicated in the acknowledgement, effective as of _______.

                                        CVC PRODUCTS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

STATE OF NEW YORK   )
COUNTY OF MONROE    ) ss:

      On the ____ day of _________ in the year _____ before me, the undersigned, a Notary Public in and for said state, personally appeared ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                    --------------------------------------------
                                    Notary Public

                                                                 LIBOR TERM NOTE

                                   EXHIBIT C-2

            Manufacturers and Traders Trust Company

Buffalo New York _____________________, 1999/20____       $_____________________

BORROWER: CVC PRODUCTS, INC.
a(n) |_| individual(s) |_| partnership |X| corporation |_| trust
|_| ____________________ organized under the laws of Delaware

Address of residence/chief executive office: 525 Lee Road, Rochester, New York

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M & T Plaza, Buffalo, New York 14240. Attention: Office of General Counsel

1. DEFINITIONS. As used in this Note, each capitalized term shall have the meaning specified in the Note or as it appears in initial capitalization. Additionally, the following terms shall have the indicated meanings:

      a. "Applicable Interest Rate" shall mean either the LIBOR Rate or the Base Rate as the case may be.

      b. "Adjustment Date" shall mean two (2) Business Days before the last day of the Interest Period selected below (see LIBOR Rate definition).

      c. "Base Rate" shall mean zero (0) percentage point above the rate of interest announced by the Bank as its prime rate of interest.

      d. "Business Day" shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, in connection with the LIBOR Rate on which dealings are carried on in the London interbank market.

      e.    "Continuation Date" shall mean the last day of each Interest Period.

      f.

      g.

      h.

      i.    "Maturity Date" is the Payment Due Day in
            ________________________________, 1999/20____.

      j. "Payment Due Day" shall mean the same day of the calendar month as the date of this Note (or if there is no numerically corresponding day in a month, on the last day of such month); provided however, if that day is not a Business Day, the Payment Due Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Payment Due Day shall end on the immediately preceding Business Day.

      k.    "Principal Amount" shall mean ______________________________________
            Dollars ($__________________).

            All capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement between Borrower and Bank dated March 31, 1998, which Loan Agreement was amended by letter amendments dated September 30, 1998 and February 19, 1999, as amended by Amendment to Loan Agreement dated September 22, 1999 ("Loan Agreement").

2.    PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES.

      a. Promise to Pay. For value received Borrower promises to pay to the order of the Bank on the dates set forth below, the Principal Amount, plus interest as agreed below and all reasonable fees and costs (including without limitation reasonable attorneys' fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

      c. Interest. Interest shall accrue on the outstanding Principal Amount calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) that on each day shall be:

            i. If the LIBOR Rate is the Applicable Rate. Interest shall accrue on the Principal Amount from and including the first day of the Interest Period (with the duration selected by Borrower) until, but not including, the last day of such Interest Period or the day the Principal Amount is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate in effect on the each Adjustment Date.

            ii. If the Base Rate is the Applicable Interest. Interest shall accrue on the Principal Amount from and including the first date the Base Rate is the Applicable Rate to but not including, the day such Principal Amount is paid in full or the Applicable Rate is converted to the LIBOR Rate, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in the Bank's prime rate shall be effective on the date of such change.

      d. Payment Schedule. (Check applicable box):

            |_| Borrower shall pay the entire Outstanding Principal on the Maturity Date. In addition, until the Outstanding Principal is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts which may vary, as follows: (i) if the LIBOR Rate is the Applicable Rate, on the last day of each Interest Period, (ii) if the Base Rate is the Applicable Rate, on the Payment Due Date for each month and (iii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            |_| Borrower shall pay the Outstanding Principal in __________ consecutive monthly, bi-monthly or quarterly installments (depending on the duration of the Interest Period selected by Borrower on page one) starting on the last day of the Interest Period that commences on the date of this Note and on last day of each Interest Period thereafter consisting of __________ equal installments of principal each in the amount of $________________________ and ONE (1) FINAL INSTALLMENT on the
                  Maturity Date in an amount equal to the Outstanding Principal at that time together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and Expense (the "Final Installment"); provided, however, if the Applicable Rate is converted to the Base Rate, Borrower shall pay the Outstanding Principal in consecutive monthly installments commencing on the first Payment Due Day after the date of such conversion and on the same Payment Due Day thereafter until conversion back to the LIBOR Rate (at which time Borrower shall resume the monthly, bi-monthly or quarterly installments in the amount set forth above or as otherwise agreed to by the Bank and Borrower in writing) or the Maturity Date (at which time Borrower shall pay the Final Installment) with each such installment being equal in an amount to fully amortize the Outstanding Principal amount of the Note in full by the Maturity Date or such other date agreed to by the Bank and Borrower in writing. The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower. In addition, until the Outstanding Principal is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts which may vary, as follows: (i) if the LIBOR Rate is the Applicable Rate, on the last day of each Interest Period, (ii) if the Base Rate is the Applicable Rate, on the Payment Due Date for each month and (iii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      e. Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one- to four-family resident, the interest rate shall not exceed 16%. Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

      f. Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal Amount shall immediately be automatically increased to 5 percentage points per year above the higher of the LIBOR Rate or the Base Rate, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

      g. Repayment of Principal and Interest; Late Charge. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. If payment is not received within five days of its due date. Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) 5% of the delinquent amount or (c) the Bank's then current late charge as announced from time to time. If this Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

      h. Prepayment.

            i. Subject to the following, during the term of this Note, Borrower shall have the option of paying the Principal Amount to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Bank at least three (3) business days prior to making such payment. If (i) Borrower prepays, in whole or in part, any Principal Amount when the Applicable Rate is the LIBOR Rate before the end of the Interest Period, (ii) there occurs an Event of Default or the Applicable Rate is converted from the LIBOR Rate to the Base Rate before the end of an Interest Period pursuant to Section 3, then Borrower shall be liable for and shall pay the Bank, on demand, the higher of $250.00 or the actual amount of the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment (based on the entire Principal Amount pre-paid), failure to draw, early termination of the Interest Period, revocation, bankruptcy or otherwise. The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

            ii. Upon making any prepayment of the Principal Amount in whole, Borrower shall pay to the Bank all interest and Expenses owing pursuant to the Note and remaining unpaid. Each partial prepayment of the Principal Amount shall be applied in inverse order of maturity to the principal included in the installments provided herein.

            iii. In the event the Maturity Date is accelerated following an Event of Default by Borrower, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with this Section 2(h).

3. CONTINUATIONS AND CONVERSIONS. See Addendum Insert No. 1.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower represents and warrants to and agrees and covenants with the Bank that now and until this Note is paid in full: The representations and warranties set forth in the Loan Agreement are true and correct as of the date hereof, and are reaffirmed as if fully set forth herein in full.

5. EVENTS OF DEFAULT; ACCELERATION. The following constitute an event of default ("Event of Default"): (i) failure by Borrower to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of the amounts due under this Note, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration. See Addendum Insert No. 2.

6. RIGHT OF SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliate or otherwise owing by the Bank or any Affiliate in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

7. INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

      a. Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans based on LIBOR, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

      b. Inability to Determine Rates. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for the Interest Period specified above, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not maintain the loan hereunder at the LIBOR Rate until the Bank revokes such notice in writing and, until such revocation, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

      c. Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make loans at based on LIBOR then, on notice thereof by the Bank to Borrower, the Bank may suspend the maintaining of the loan hereunder at the LIBOR Rate until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain the loan hereunder based on LIBOR, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

8. MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

9. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

10. JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term "Borrower" shall include each as well as all of them.

11. GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK STATE WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives (i) any objection to venue and any objection based on a more convenient forum in any action instituted under this Note; (ii) any right to assert any counterclaim or setoff or any defense based upon a statute of limitations, upon a claim of laches or any other legal theory; and (iii) its right to attack a final judgment that is obtained as a direct or indirect result of any such action.

12. WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

|_| Replacement Note. This Note is given in replacement of and in substitution for, but not in payment of, a note dated _______________________________,
      19____/20____ in the original principal amount of $_______________________
      issued by Borrower (or _____________________) to the Bank (or its predecessor in interest).

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower's deposit account #______________________________ with the Bank automatically for any amount which becomes due under this Note.


TAX ID/SS # 16-1017191             CVC PRODUCTS, INC.
          -----------------------  ---------------------------------------------
                                   BORROWER


                                   By:
                                       -----------------------------------------
                                       Name: Emilio O. DiCataldo
                                       Title: Senior Vice President and CFO

                                   ---------------------------------------------
Signature of Witness

                                   ---------------------------------------------
Typed Name of Witness

                                ACKNOWLEDGEMENT

STATE OF NEW YORK         )
                          :SS.
COUNTY OF _______________ )

On the ________________ day of ______________ in the year 1999, before me personally came Emilio O. DiCataldo

|_| Individual(s)       to me known and known to me to be the person(s)
                        described in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he (they) executed the same.

|_| Partnership         to me known and known to me to be a general partner of
                        the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on behalf of said partnership.

|X| Corporation         to me known, who, being by me duly sworn, did depose and
                        say that he resides in _________________________________
                        _______________________________________________________;
                        that __he is the Sr. Vice President of CVC Products,
                        Inc., the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                  ----------------------------------------------
                                  Notary Public

                                FOR BANK USE ONLY

Authorization Confirmed: ____________________________________________________________________
Product Code 22660
Disbursement of Funds:  Credit A/C #_________  Off Ck #_________  Payoff Obligation #________

                                   $_________         $_________                   $_________

                           ADDENDUM TO LIBOR TERM NOTE
                           DATED AS OF _____ EXECUTED
                              BY CVC PRODUCTS, INC.
                                   IN FAVOR OF
                     MANUFACTURERS AND TRADERS TRUST COMPANY

      This ADDENDUM to a certain LIBOR Term Note, dated ________, is made by CVC PRODUCTS, INC. ("Borrower") in favor of MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank"). This Rider is an integral part of the LIBOR Term Note.

Insert No. 1

      a.    Election. Borrower may, upon irrevocable request to the Bank,

            i. elect to convert on any Business Day the interest rate from the Base Rate into a LIBOR Rate provided the amount converted is not less than the minimum borrowing amount required under the Loan Agreement; or

            ii. elect to convert the interest rate from a LIBOR Rate as of the last day of the applicable Interest Period to a Base Rate; or

            iii. elect to continue (subject to the minimum borrowing amount limitation) any LIBOR Rate as of the last day of the Interest Period applicable to such LIBOR Rate with the same or different Interest Period.

      b.    Notice of Conversion/Continuation.

            i. For an election under Section 3(a)(i) or 3(a)(iii), Borrower must deliver to the Bank by 2:00 p.m. (Eastern Standard Time) on a Business Day a Notice of Conversion ("Notice of Conversion") for an election under Section 3(a)(i) or a Notice of Continuation ("Notice of Continuation") for an election under Section 3(a)(iii) specifying the duration of the requested Interest Period (i.e., 1, 2, 3 or 6 month Interest Period).

            ii. The Continuation Date or Conversion Date (as the case may be) shall be the later of (A) two (2) Business Days from the Business Day the Bank receives the Notice of Conversion or Notice of Continuation (either, a "Notice") in accordance with the foregoing Section or (B) the last day of the relevant Interest Period if a Notice is received by the Bank more than two (2) Business Days before the last day of an Interest Period. If a Notice is received after 2:00 p.m. (Eastern Standard Time), the Notice will be deemed to have been received on the next Business Day. Notice of Continuation received more than two (2) Business Days before the end of an Interest Period shall be deemed to have been received two (2) Business Days before the end of such Interest Period for purposes of determining the LIBOR Rate for the next Interest Period. Accordingly, if, for example, Borrower has a LIBOR Rate Loan with a one month Interest Period ending on June 15 and wants to continue the LIBOR Rate Loan with a two month Interest Period, Borrower must deliver its Notice of Continuation identifying the new two month Interest Period to the Bank by 2:00 p.m. (Eastern Standard Time) on June 13 (provided that June 13 and June 14 are Business Days).

            iii. For an election under Section 3(a)(ii), Borrower may deliver to the Bank a Notice of Conversion at any time during an Interest Period up to the last day of such Interest Period or may have the LIBOR Rate automatically convert to a Base Rate pursuant to Section 3(c). Any such Notice of Conversion delivered during an Interest Period shall be effective on the last day of the Interest Period.

            iv. The Bank may take action on any Notice in reliance upon any oral, telephonic, written or teletransmitted Notice that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower. No Notice may be delivered by e-mail. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of acting on any Notice under this Note. The Bank, in its sole discretion, may reject any Notice that is incomplete.

      c. Expiration of Interest Period. If Borrower does not submit a Notice of Continuation in accordance with Section 3(b)(i) and 3(b)(ii) so that the Bank receives the Notice of Continuation at least two (2) Business Days before the end of an Interest Period, the LIBOR Rate shall automatically be converted into a Base Rate and this Note shall accrue interest at the Base Rate until two (2) Business Days after the Bank receives a Notice of Conversion pursuant to Section 3(b)(i) and 3(b)(ii) electing to convert the Note from a Base Rate to a LIBOR Rate pursuant to Section 3(a)(i). A Notice of Continuation received one (1) Business Day before the end of an Interest Period will not effect a continuation of a LIBOR Rate. Rather, such LIBOR Rate shall automatically convert to a Base Rate on the last day of the Interest Period. The late Notice of Continuation, however, will be deemed to be a Notice of Conversion that will be effective two
(2) Business Days from the date received by the Bank.

      d. Conversion upon Default. Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note (whether by demand or otherwise), or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an event of default under any of Borrower's agreement with the Bank, if any, Borrower may not elect to convert or continue a LIBOR Rate. Further, the Bank, in its sole discretion, may (i) permit any outstanding LIBOR Rate to continue until the last day of the applicable Interest Period at which time such LIBOR Rate shall automatically be converted into a Base Rate or
(ii) convert any outstanding LIBOR Rate into a Base Rate before the end of the applicable Interest Period applicable to such LIBOR Rate. Notwithstanding the foregoing, if Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower (a "Bankruptcy Event"), any outstanding LIBOR Rate shall be automatically converted to Base Rate without further action by the Bank and Borrower's rights to have Base Rate converted under Section 3 shall be automatically terminated. Nothing herein shall be construed to be a waiver by the Bank to have this Note accrue interest at the Default Rate of interest (which shall be calculated from the higher of the LIBOR Rate or the Base Rate) or the right of the Bank to the amounts set forth in Section 2(a) of this Note.

      Insert No. 2

      or (b) any Event of Default occurs under the Loan Agreement, as the Loan Agreement is amended, extended or replaced from time to time.

      As used in this Note (i) "any agreement with the Bank" includes any agreement, note or instrument with the Bank (which includes, without limitation, the Loan Agreement, the 1999 Term Note, the 1999 Grid Note, the Existing Bank Documents and the Loan Documents); (ii) "accelerated" or "acceleration" means indebtedness that becomes due at maturity, by notice after the occurrence of an Event of Default or which becomes due as a result of a demand. All defined terms in the Loan Agreement shall have the same meaning herein unless otherwise defined herein.

      Automatically upon the commencement of Borrower's or any Guarantor's bankruptcy if voluntary and upon lapse of forty-five (45) days without dismissal if involuntary, all amounts outstanding hereunder shall become immediately due and payable. Upon the occurrence of any other Event of Default hereunder, at the Bank's option, all amounts hereunder shall become immediately due and payable.

      IN WITNESS WHEREOF, Borrower has executed and unconditionally delivered this Addendum together with the preprinted form of this Note on the date indicated in the acknowledgement, effective as of _______.

                                        CVC PRODUCTS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

STATE OF NEW YORK   )
COUNTY OF MONROE    ) ss:

      On the ____ day of _________ in the year _____ before me, the undersigned, a Notary Public in and for said state, personally appeared ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                    --------------------------------------------
                                    Notary Public


                                      R-3